UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                        March 2, 2005 (February 24, 2005)

                             INTERACTIVE GAMES, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

                                    333-48746
                                   ----------
                            (Commission File Number)

                                   87-0567853
                                   ----------
                      (I.R.S. Employer Identification No.)

                    500 Australian Avenue, South - Suite 625
                         West Palm Beach, Florida 33401
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (561) 624-0885
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

                            TORPEDO SPORTS USA, INC.
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

     This Current Report on Form 8-K is filed by Interactive  Games, Inc. (f/k/a
Torpedo  Sports  USA,  Inc.),  a  Nevada  corporation  (the  "Registrant"),   in
connection with the matters described herein.

SECTION 8.01 OTHER EVENTS

     On February 24, 2005, the Registrant filed a Certificate of Amendment to Articles of Incorporation under NRS 78.385 and 78.390, pursuant to which the Registrant's Articles of Incorporation were amended to change the name of the Registrant from "Torpedo Sports USA, Inc." to "Interactive Games, Inc." This amendment to the Registrant's Articles of Incorporation was approved by the Unanimous Consent to Action Without A Meeting of the Sole Director of the
Registrant and by the Written Consent To Action Without A Meeting of the Majority Shareholders of the Registrant.

As previously reported in a Current Report on Form 8-K, filed with the Commission on February 7, 2005, the Registrant consummated an exchange transaction pursuant to an Agreement, dated October 21, 2004, with Interactive Games, Inc., a Florida corporation ("Interactive"), Torpedo Newco, Inc., a Florida corporation, and the Security Holders of Interactive, pursuant to which the Registrant acquired Interactive in an exchange transaction authorized by NRS 92A.120. Upon consummation of the exchange transaction, Interactive became a wholly-owned subsidiary of the Registrant. As a result, the Company has changed its name to something that reflects its new business as a holding company for the new Interactive subsidiary and possibly other companies that may be acquired in the future in the gaming industry.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE GAMES, INC.


By /s/ Barry Hollander
   -------------------
       Barry Hollander
       President

Date:  March 2, 2005